Exhibit 10(t)

PROMISSORY NOTE

$60,000.00	Norwalk, Connecticut
October 2, 2003

WHEREAS, Olin Corporation (“Olin”) provided a formal loan commitment in a letter dated April 11, 2002 (“Commitment Letter”) wherein Olin committed to lend John L. McIntosh (“McIntosh”), Vice President and President, Chlor Alkali Products Division, up to $60,000, with said commitment valid for a period of eighteen months from the date of the letter;

WHEREAS, Olin provided a letter dated April 12, 2002 to McIntosh (“Related Commitment Letter”), confirming Olin’s commitment to lend McIntosh up to $60,000 and detailing the terms and conditions of the loan;

WHEREAS, such loan commitment was in connection with expenses to be incurred by McIntosh as a result of his relocation requested by Olin;

WHEREAS, the Commitment Letter and Related Commitment Letter were filed as Exhibit 10(u) to Olin’s Annual Report on Form 10-K for fiscal year ended December 31, 2002 which was filed with the SEC on March 6, 2003; and

WHEREAS, Olin remains contractually committed to loan McIntosh up to $60,000 in connection with and on the same terms and conditions as set forth in the Related Commitment Letter.

FOR VALUE RECEIVED, the undersigned, John L. McIntosh (the “Borrower”), hereby unconditionally promises to pay to the order of Olin Corporation, a Virginia corporation (the “Lender”), at its office located at 501 Merritt 7, P.O. Box 4500, Norwalk, Connecticut 06856-4500, attention Funds Management, in lawful money of the United States of America, on the Repayment Date (as defined below) (except as earlier provided below) the principal amount equal to SIXTY THOUSAND DOLLARS (U.S. $60,000.00). Except as provided below, no interest shall accrue on the outstanding principal amount hereof. The Borrower further promises to pay interest on demand in like money and funds at such office on any overdue principal hereof, and to the extent permitted by law, any overdue interest at a fluctuating rate per annum equal to the sum of the Borrowing Rate (as defined below) plus three percent (3%) from the due date of such principal (whether at maturity or otherwise) or interest, as the case may be, until payment in full hereof (after, as well as before, judgment). Notwithstanding the foregoing, in no event shall the rate of interest on this Note exceed the maximum rate permitted by applicable law. Interest shall be computed on the basis of a 360-day year for actual days elapsed. Principal on this Note shall be repaid in installments beginning October 1, 2004 and each anniversary thereof until this Note is paid in full. The installment amount that shall be due and payable on each such October 1 shall be the greater of (i) fifty percent (50%) of the Borrower’s annual cash bonus received before taxes from Lender (and before any deferral at Borrower’s request) for the fiscal year prior to such October 1, if any, and (ii) Twelve Thousand Dollars ($12,000.00); provided that the installment amount shall never be more than the principal amount outstanding on such October 1. “Borrowing Rate” shall mean the Base Rate announced by Citibank, N.A., New York, NY, from time to time, or, in the absence of such Base Rate, such market rate as shall be determined from time to time by the Chief Financial Officer or Treasurer of the Lender. “Repayment Date” shall mean the earliest of (1) October 1, 2008 or (2) the date on which Borrower ceases for any reason (whether as a result of death, resignation, termination with or without cause, retirement or otherwise) to be on the active payroll of the Lender.

The Lender is authorized to record the date and amount of each payment or prepayment of principal under this Note on the schedule annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, and any such notation shall constitute prima facie evidence of the accuracy of the information so recorded; provided however, that failure by the Lender to make any such notation shall not affect the obligations of the Borrower hereunder.

If any payment on this Note becomes due and payable on a day other than a Business Day (as defined below), the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. “Business Day” shall mean a day on which the banks are open for the transaction of business in New York, New York.

The outstanding principal amount of this Note may be prepaid in whole or in part on any Business Day prior to the Repayment Date by Borrower without prepayment penalty upon one (1) Business Day’s notice to Lender.

The Borrower agrees that if the Lender so elects, the Lender may withhold and offset from any salary, bonus, severance payment or benefit or incentive award (including any Management Incentive Compensation Plan award) due and payable to Borrower any principal amount and/or interest due and payable on this Note. Nothing in this Note shall be construed as entitling Borrower to any bonus award or other compensation or continued employment with Lender.

All payments made by Borrower hereunder shall be made without setoff, counterclaim, withholding or deduction of any kind whatsoever.

In case of (i) failure to pay when due any amounts owing under this Note or (ii) insolvency of the Borrower, the appointment of a receiver or the attachment of any part of his property, the inability of Borrower to pay his debts as they fall due, a general assignment for the benefit of creditors or commencement of any proceedings under any bankruptcy or insolvency law by or against the Borrower, then, (a) upon the occurrence of the event of default specified in clause (i) of this paragraph and following written notice by the Lender to the Borrower, this Note and accrued interest hereon, if any, shall forthwith become due and payable, without presentment, demand, protest or further notice and (b) upon the occurrence of any of the foregoing events specified in clause (ii) of this paragraph, this Note and accrued interest, if any, hereon shall automatically become and be due and payable, without presentment, demand, protest or notice of any kind. The Borrower hereby waives presentment, demand, notice, protest and all other demands or notices in connection with the delivery, acceptance, performance, default or enforcement of this Note except as otherwise expressly provided herein.

The Borrower agrees to pay on demand all costs and expenses, including attorneys’ costs and fees, incurred or paid by the holder in connection with the enforcement of this Note (whether through negotiations, legal proceedings or otherwise).

BORROWER IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST BORROWER IN RESPECT OF THIS NOTE.

Neither the Lender nor the Borrower shall be deemed to have waived any of its rights unless such waiver be in writing and signed by such party. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Lender hereunder or under any applicable statute shall be cumulative and may be exercised singularly or concurrently.

The provisions of this Note shall bind the heirs, executors, estate and assigns of the Borrower and shall inure to the benefit of the Lender, its successors and assigns, provided that Borrower may not assign any of his obligations or rights under this Note. In the event any one or more of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CONNECTICUT (WITHOUT GIVING EFFECT TO ITS RULES OF CONFLICT OF LAWS).

Borrower’s Address:

Olin Corporation

490 Stuart Road, N.E.

Cleveland, TN 37312

/S/     JOHN L. MCINTOSH

John L. McIntosh

SCHEDULE

TO

$60,000.00 PROMISSORY NOTE

DATED October 2, 2003

OF

JOHN L. McINTOSH

TO OLIN CORPORATION

Date	Amount of Principal Paid	Unpaid Principal Balance ($)	Notation Made by

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